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                                 EXHIBIT 23(b)
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                         Consent of Ernst & Young LLP
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment
No. 2 to the Form S-4 Registration Statement on Form S-8 (No. 333-________) pertaining to the Checkmate Electronics, Inc. 1988 Employee Incentive Stock Option Plan, Checkmate Electronics, Inc. 1993 Stock Option Plan, Checkmate Electronics, Inc. 1994 Director's Stock Option Plan, International Verifact Inc. 1997 Stock Option Plan and Checkmate Electronics, Inc. Non-Incentive Stock Option Agreement of our report dated February 18, 1998, with respect to the financial statements of Checkmate Electronics, Inc. for the year ended December 31, 1997 and our report dated May 4, 1998, with respect to the financial statements of IVI Checkmate Corp. for the period from January 15, 1998 (date of inception) through March 31, 1998, both included in the IVI Checkmate Corp. Proxy Statement/Prospectus dated May 26, 1998 which forms a part of the Registration Statement on Form S-4 (No. 333-53629), and of our report dated September 29, 1998 with respect to the supplemental consolidated financial statements of IVI Checkmate Corp. included in its Current Report on Form 8-K dated October 1, 1998, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

Atlanta, Georgia
September 29, 1998